UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36889	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Oppenheimer Street
Rehovot 7670105, Israel
(Address of principal executive offices, including zip code)

925-272-4999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01                                           Other Events

On June 27, 2018, Richard Scarantino and Australia A. Hoover filed separate putative class action lawsuits in the United States District Court for the Northern District of California, each purportedly on behalf of the stockholders of SteadyMed Ltd., against SteadyMed and its directors, alleging, among other things, violations of sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 thereunder. The complaints each seek, among other things, to enjoin the defendants from completing the previously announced proposed merger transaction by which Daniel 24043 Acquisition Corp. Ltd. will merge with and into SteadyMed, making SteadyMed a wholly-owned subsidiary of United Therapeutics Corporation.

SteadyMed and its directors believe that the suits lack merit and intend to take all appropriate actions to defend against them.

It is possible that additional similar complaints may be filed in the future. If this does occur, SteadyMed does not intend to announce the filing of any similar complaints.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADYMED LTD.

	By:	/s/ David W. Nassif
Date: June 29, 2018		David W. Nassif
Executive Vice President and Chief Financial Officer